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                                                                    Exhibit 5(b)

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MetLife Insurance Company of Connecticut                                                        ENROLLMENT/INVESTMENT SELECTION FORM
Qualified Plans Service Center
One Cityplace, 3rd Floor
Hartford, CT 06103-3415

                                          IMPORTANT: THIS FORM MUST BE SIGNED IN SECTION V

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[X] NEW ENROLLMENT              [ ] SALARY DEFERRAL CHANGE             [ ] INVESTMENT ELECTION CHANGE             [ ] ADDRESS CHANGE
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PLAN NAME __________________________________________________________   CASE NUMBER _________________________________________________

____________________________________________________________________   ACCT NUMBER _________________________________________________

EMPLOYEE NAME ______________________________________________________   SOCIAL SEC. NUMBER __________________________________________

AGENT/REPRESENTATIVE _______________________________________________   SOCIAL SEC. NUMBER __________________________________________

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                                                            INSTRUCTIONS
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Please check appropriate box above for new enrollment, address change, salary deferral change, or investment election change. If this is an initial enrollment complete sections I, II, III, IV & V. If this is an address change complete section I & V, if this is a salary deferral change complete section II & V, if this is an investment selection change complete section III & V. Please be sure to include your account number on form and to sign this form upon completion.
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                                                   SECTION I - GENERAL INFORMATION
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Home Address _______________________________________________________   Sex:   [ ] Male   [ ] Female

City _______________________________________________________________   State ______________________   Zip Code _____________________

Date of Birth: __/__/____                            Date of Hire: __/__/____                            Plan Entry Date: __/__/____
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                                              SECTION II - SALARY DEFERRAL INFORMATION
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I agree that my pay will be reduced by the amount or percentage I have indicated below, and that these dollars will be contributed to the Plan. This agreement will continue to be effective while I am employed unless I change or terminate it. I acknowledge that I have read this entire agreement, understand it and agree to its terms.
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SELECT ONE OF THE FOLLOWING:
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[ ] I elect to defer __________% or $_______________ of my compensation (do not complete both) per pay period.

[ ] I wish to change my deferral to __________% or $_______________ of my compensation (do not complete both) per pay period.

[ ] I decline to defer.

Date effective: __/__/____

[ ] IN ACCORDANCE WITH MY PLAN, I WISH TO TAKE ADVANTAGE OF THE SPECIAL CATCH-UP CONTRIBUTION FOR THE 200__ PLAN YEAR.

                                               NOTE TO PARTICIPANTS IN QUALIFIED PLANS

While annual plan contribution limits may be increased from time to time by Congress and the IRS for federal income tax purposes, these limits may need to be adopted by each state for the higher limits to be effective at a state income tax level. In other words, permissible contribution limits for income tax purposes may be different at the federal level from your state's income tax laws.

                                          SPECIAL CATCH-UP CONTRIBUTION (AGE 50 AND OLDER)

                          [ ] 2005 Catch-Up Maximum $4,000 / or $____________________ not to exceed $4,000

                          [ ] 2006 Catch-Up Maximum $5,000 / or $____________________ not to exceed $5,000

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                               SECTION III - INVESTMENT SELECTION INFORMATION - CONTINUED ON NEXT PAGE
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Under Investment Name please print the investment options to which Your allocations should be directed. Under the Percentage
Columns, please list the appropriate percent(s). I elect to have my plan contributions under the above Qualified Plan applied as follows:
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                                                                                                        Employer           Other
                                                                                       Employee        Percentage       Percentage
                           Investment Name                                Code        Percentage     (if different)   (if different)
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1.  ________________________________________________________________   __________   _____________%   _____________%   _____________%

2.  ________________________________________________________________   __________   _____________%   _____________%   _____________%

3.  ________________________________________________________________   __________   _____________%   _____________%   _____________%

                                                               (CONT.)
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                               SECTION III - INVESTMENT SELECTION INFORMATION- CONTINUED ON NEXT PAGE
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Under Investment Name please print the investment options to which Your allocations should be directed. Under the Percentage
Columns, please list the appropriate percent(s). I elect to have my plan contributions under the above Qualified Plan applied as follows:
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                                                                                                        Employer           Other
                                                                                       Employee        Percentage       Percentage
                           Investment Name                                Code        Percentage     (if different)   (if different)
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4.  ________________________________________________________________   __________   _____________%   _____________%   _____________%

5.  ________________________________________________________________   __________   _____________%   _____________%   _____________%

6.  ________________________________________________________________   __________   _____________%   _____________%   _____________%

7.  ________________________________________________________________   __________   _____________%   _____________%   _____________%

8.  ________________________________________________________________   __________   _____________%   _____________%   _____________%

9.  ________________________________________________________________   __________   _____________%   _____________%   _____________%

10. ________________________________________________________________   __________   _____________%   _____________%   _____________%

11. ________________________________________________________________   __________   _____________%   _____________%   _____________%

12. ________________________________________________________________   __________   _____________%   _____________%   _____________%

13. ________________________________________________________________   __________   _____________%   _____________%   _____________%

14. ________________________________________________________________   __________   _____________%   _____________%   _____________%

15. ________________________________________________________________   __________   _____________%   _____________%   _____________%

16. ________________________________________________________________   __________   _____________%   _____________%   _____________%

17. ________________________________________________________________   __________   _____________%   _____________%   _____________%

18. ________________________________________________________________   __________   _____________%   _____________%   _____________%

19. ________________________________________________________________   __________   _____________%   _____________%   _____________%

20. ________________________________________________________________   __________   _____________%   _____________%   _____________%

21. ________________________________________________________________   __________   _____________%   _____________%   _____________%

22. ________________________________________________________________   __________   _____________%   _____________%   _____________%

23. ________________________________________________________________   __________   _____________%   _____________%   _____________%

24. ________________________________________________________________   __________   _____________%   _____________%   _____________%

25. ________________________________________________________________   __________   _____________%   _____________%   _____________%

26. ________________________________________________________________   __________   _____________%   _____________%   _____________%

27. ________________________________________________________________   __________   _____________%   _____________%   _____________%

28. ________________________________________________________________   __________   _____________%   _____________%   _____________%

29. ________________________________________________________________   __________   _____________%   _____________%   _____________%

30. ________________________________________________________________   __________   _____________%   _____________%   _____________%

31. ________________________________________________________________   __________   _____________%   _____________%   _____________%

32. ________________________________________________________________   __________   _____________%   _____________%   _____________%

33. ________________________________________________________________   __________   _____________%   _____________%   _____________%

                                                               (CONT.)
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                                       SECTION III - INVESTMENT SELECTION INFORMATION (CONT.)
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Under Investment Name please print the investment options to which Your allocations should be directed. Under the Percentage
Columns, please list the appropriate percent(s). I elect to have my plan contributions under the above Qualified Plan applied as follows:
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                                                                                                        Employer           Other
                                                                                       Employee        Percentage       Percentage
                           Investment Name                                Code        Percentage     (if different)   (if different)
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34. ________________________________________________________________   __________   _____________%   _____________%   _____________%

35. ________________________________________________________________   __________   _____________%   _____________%   _____________%

36. ________________________________________________________________   __________   _____________%   _____________%   _____________%

37. ________________________________________________________________   __________   _____________%   _____________%   _____________%

38. ________________________________________________________________   __________   _____________%   _____________%   _____________%

39. ________________________________________________________________   __________   _____________%   _____________%   _____________%

40. ________________________________________________________________   __________   _____________%   _____________%   _____________%

41. ________________________________________________________________   __________   _____________%   _____________%   _____________%

42. ________________________________________________________________   __________   _____________%   _____________%   _____________%

43. ________________________________________________________________   __________   _____________%   _____________%   _____________%

44. ________________________________________________________________   __________   _____________%   _____________%   _____________%

45. ________________________________________________________________   __________   _____________%   _____________%   _____________%

46. ________________________________________________________________   __________   _____________%   _____________%   _____________%

47. ________________________________________________________________   __________   _____________%   _____________%   _____________%

48. ________________________________________________________________   __________   _____________%   _____________%   _____________%

49. ________________________________________________________________   __________   _____________%   _____________%   _____________%

50. ________________________________________________________________   __________   _____________%   _____________%   _____________%

51. ________________________________________________________________   __________   _____________%   _____________%   _____________%

52. ________________________________________________________________   __________   _____________%   _____________%   _____________%

53. ________________________________________________________________   __________   _____________%   _____________%   _____________%

54. ________________________________________________________________   __________   _____________%   _____________%   _____________%

55. ________________________________________________________________   __________   _____________%   _____________%   _____________%

56. ________________________________________________________________   __________   _____________%   _____________%   _____________%

57. ________________________________________________________________   __________   _____________%   _____________%   _____________%

58. ________________________________________________________________   __________   _____________%   _____________%   _____________%

59. ________________________________________________________________   __________   _____________%   _____________%   _____________%

60. ________________________________________________________________   __________   _____________%   _____________%   _____________%

61. ________________________________________________________________   __________   _____________%   _____________%   _____________%

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                                                                                      (MUST EQUAL      (MUST EQUAL      (MUST EQUAL
Investment options selected above are subject to plan provisions                         100%)            100%)            100%)
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                                            SECTION IV - TELEPHONE TRANSFER AUTHORIZATION
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The undersigned participant ("the Participant") understands and agrees that:

1.   The contract owner ("Contract Owner") has, by separate document, authorized the use of the telephone transfer privilege by participants in the group variable annuity contract indicated above; and

2.   The authorization applies to the following transactions:

     -    the transfer of all or any part of my participant account value to an investment option ( or "investment alternative") of the variable annuity contract; and

     -    the allocation of all or any part of future contributions to an investment option of the variable annuity contract.

3.   The authorization does not apply to the transfer of all or any part of my participant account to alternative or substitute annuity contracts.

I, the undersigned Participant, understand and agree that MetLife Insurance Company of Connecticut (hereafter referred to as "The
Company") and all persons acting on its behalf shall be indemnified, defended and held harmless from and against any and all claim, loss, liability, or demand of any nature whatsoever to which The Company, its agents, employees, subcontractors or owners may be subject to or put by reason of real or claimed damage or injury arising or resulting in whole or in part from the negligence, wrongful act or wrongful omission of The Company, or any of its employees, so as long as it or they shall have acted in good faith in attempting to perform according to the terms of this Telephone Transfer/Allocation Authorization Form.
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I, the undersigned Participant, hereby authorize MetLife Insurance Company of Connecticut and its officers, directors, employees or representatives to accept and act upon telephone instructions from me. If I do not wish to have access to Telephone Transfer
Privileges available to me, I must opt out of this service by checking the deselection box below. PLEASE NOTE: IF THIS BOX HAS NOT
BEEN SELECTED THE COMPANY ASSUMES TELEPHONE TRANSFER AUTHORIZATION.

[ ] I ELECT TO OPT OUT OF TELEPHONE TRANSFER PRIVILEGES

IF AUTHORIZATION IS DIFFERENT FROM PARTICIPANT, PLEASE CHECK:

               [ ] REGISTERED REPRESENTATIVE

               [ ] SPOUSE NAME: ____________________________________

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                                                   SECTION V - REQUIRED SIGNATURES
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                                              THIS IS NOT AN APPLICATION FOR INSURANCE
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BY SIGNING BELOW, I ACKNOWLEDGE THAT I HAVE READ AND UNDERSTAND THIS FORM AND THAT I ELECT TO ENROLL IN MY EMPLOYER'S GROUP ANNUITY
CONTRACT.


Signature of Employee                                                  Date
                      ----------------------------------------------        --------------------


Signature of Trustee                                                   Date
                     -----------------------------------------------        --------------------

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This Contract is a group annuity contract issued by MetLife Insurance Company of Connecticut. Before investing or sending money, read the prospectus or Disclosure Memorandum, as applicable. Registered products are distributed by MLI Distribution LLC.
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                             REPRESENTATIVE: PLEASE LEAVE METLIFE COMPENSATION DISCLOSURE WITH APPLICANT
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                                    MLR ONLY

              SALES REPRESENTATIVE COMPENSATION DISCLOSURE REPORT

     - You must leave the METLIFE COMPENSATION DISCLOSURE NOTICE with your client.

     - You must confirm delivery by signing this document below and returning it with the application.

     -    This is required only for business sold by MLR.

ACKNOWLEDGEMENT:

I have delivered the Compensation Disclosure Notice to the applicant(s).


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Name of Licensed & Appointed Sales Representative (please print)


------------------------------------------------------   -----------------------
Signature of Licensed & Appointed Sales Representative   Date

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                                                               (METLIFE(R) LOGO)

                         COMPENSATION DISCLOSURE NOTICE

MetLife, its affiliated insurance companies and broker-dealers are committed to helping you select an appropriate product based on your financial needs and stated investment objectives.

Your MetLife sales representative ("Representative") is an employee of a MetLife Company or a sales representative associated with MetLife's New England Financial(R) distribution channel.

Your Representative is authorized to offer and sell products to you that are issued or distributed by Metropolitan Life Insurance Company or certain of MetLife's affiliated insurance companies and broker-dealers (each, a "MetLife Company" and, together, the "MetLife Companies").* Products from the MetLife Companies include fixed life insurance and annuities, property, casualty, and health insurance, variable annuities, and variable life insurance ("MetLife Products"). Your Representative also may be authorized to offer you certain products, including insurance, annuities, and mutual funds, issued by companies other than the MetLife Companies ("non-MetLife products").

Your Representative acts on behalf of the MetLife Companies in connection with the offer and sale of MetLife Products to you. He or she acts on behalf of a company other than MetLife in connection with the sale of non-MetLife products. Your Representative also may service your mutual funds, securities or insurance products on behalf of the company issuing the product.

Your Representative is compensated by a MetLife Company for sale, renewal and servicing of MetLife Products and certain non-MetLife products. This compensation includes base commissions and other forms of compensation that may vary from product to product and by the amount of the purchase payment made by you. You should be aware that the amount of his or her compensation may increase in part based upon the relative amount of MetLife Products that he or she sells during a set period. He or she also is eligible for additional cash compensation (such as medical, retirement and other benefits) and non-cash compensation (such as conferences and sales support services) based on his or her sales of MetLife Products and overall sales and productivity. Your Representative may also receive compensation for the sale, renewal and servicing of non-MetLife products directly from the issuing company.

There are certain unaffiliated brokers who sell products through an association with a MetLife or New England Financial sales office. They are compensated by a MetLife Company for the sale, renewal and servicing of MetLife Products. Those brokers may receive increased compensation based upon the amount of MetLife Products sold during a set period.

                              LEAVE WITH APPLICANT

----------
* The following are the MetLife Companies whose products your Representative may be authorized to sell: Metropolitan Life Insurance Company, Metropolitan Property and Casualty Insurance Company, MetLife Investors Insurance Company of California, MetLife Investors Insurance Company of Missouri, First MetLife Investors Insurance Company, MetLife Investors USA Insurance Company, New England Life Insurance Company, General American Life Insurance Company, Texas Life Insurance Company, Paragon Life Insurance Company, MetLife Insurance Company of Connecticut, MetLife Life & Annuity Company of Connecticut, MetLife Securities, Inc., Walnut Street Securities, Inc., New England Securities, Corp. and Tower Square Securities, Inc. For more information, please refer to www.metlife.com. "New England Financial" is a registered service mark of New England Life Insurance Company.

                                                            COMPDISC-ADG (08-06)


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